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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 25, 2002
                        (date of earliest event reported)

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

             Delaware            333-77026             94-2528990

             (State or other     (Commission           (IRS Employer
             jurisdiction of      File Number)         Identification
             Incorporation)                            Number)

                           1201 THIRD AVENUE, WMT 1706
                            SEATTLE, WASHINGTON 98101
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                                 (206) 377-8555





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Item 1.   Changes in Control of Registrant. Not applicable.

Item 2.   Acquisition or Disposition of Assets. Not applicable.

Item 3.   Bankruptcy or Receivership. Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant. Not applicable.

Item 5.   Other Events.

The Pooling and Servicing Agreement related to each series of the registrant's Mortgage Pass-Through Certificates (each, a "Pooling Agreement") for the year 2001 requires a statement from a firm of independent public accountants to be furnished to the trustee on or before April 30, 2002, to the effect that, in connection with the firm's examination of the financial statements as of December 31, 2001 of the registrant's parent corporation (which included a limited examination of the registrant's financial statements), nothing came to their attention that indicated that the registrant was not in compliance with certain sections of the Pooling Agreement, except for (i) such exceptions as such firm believes to be immaterial, and (ii) such other exceptions as are set forth in such statement.

One such statement is prepared by such firm for all of the Pooling Agreements for a given trustee and also includes information concerning similar agreements to which such trustee and the registrant are parties.

Such statements are attached hereto as Exhibit 99.1.

Item 6.   Resignation of Registrant's Directors. Not applicable.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibit is filed herewith:

          99.1   Report of Independent Public Auditors.

Item 8.   Change in Fiscal Year. Not applicable.

Item 9.   Regulation FD Disclosure. Not applicable.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 25, 2002

                                     WASHINGTON MUTUAL MORTGAGE SECURITIES
                                     CORP.
                                     (Registrant)

                                     By: /s/Richard Careaga
                                     -----------------------------------
                                     Richard Careaga
                                     First Vice President and
                                     Counsel
                                     (Authorized Officer)